UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2018

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania		19010-3489
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-527-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2018, Aqua America, Inc. (the “Company’) and Christopher H. Franklin, the Company’s President and Chief Executive Officer entered into a new employment agreement (the “Agreement”) to replace Mr. Franklin’s expiring employment agreement.

The Agreement has a three year term beginning July 1, 2018, which can be extended in one-year periods upon mutual agreement of the parties. The Agreement combines the employment, severance and change-in-control termination severance provisions into one agreement replacing both the expiring employment agreement and the change in control agreement between the Company and Mr. Franklin entered into in 2015.

Under the Agreement, Mr. Franklin will continue to serve as the Company’s President and Chief Executive Officer. He is entitled to receive base salary, annual cash-based incentive compensation, at no less than 80% of base salary at target, and annual equity-based long term incentive compensation, at no less than 165% of base salary at target, all as determined by the Executive Compensation Committee on an annual basis and, for the equity-based awards, issued under a shareholder-approved equity plan. Mr. Franklin continues to serve as Chairman of the Board of Directors of the Company for no additional compensation.

If, during the term of the Agreement, the Company terminates Mr. Franklin’s employment without Cause (as defined in the Agreement) or Mr. Franklin terminates his employment and the Agreement for Good Reason (as defined in the Agreement), Mr. Franklin will receive, subject to execution of a release of claims and compliance with restrictive covenants described below, severance equal to two times his base salary and target annual bonus, plus a pro rata bonus for the year of termination. If during a change in control period (beginning six months prior to the occurrence of a Change in Control (as defined in the Agreement) and continuing for two years after the Change in Control, the Company terminates Mr. Franklin’s employment without Cause (as defined in the Agreement) or Mr. Franklin terminates his employment and the Agreement for CIC Good Reason (as defined in the Agreement), Mr. Franklin will receive, subject to execution of a release of claims and compliance with restrictive covenants described below, severance equal to three times his base salary and target annual bonus, plus a pro rata bonus for the year of termination, payment for health care benefits for three years and reimbursement for placement services.

Under the Agreement, Mr. Franklin is making non-solicitation and non-compete covenants that apply during his employment and for one year thereafter.

The foregoing summary of the Agreement is not complete. Reference is made to the text of the Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

10.1  Employment Agreement, dated July 1, 2018, between Aqua America, Inc. and Christopher Franklin.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA AMERICA, INC.
July 6, 2018	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Senior Vice President, General Counsel and Secretary

3